Part II - INFORMATION REQUIRED IN OFFERING CIRCULAR
An offering statement pursuant to Regulation A relating to these shares has been filed with the U.S. Securities and Exchange Commission (the Commission). Information contained in this preliminary offering circular is subject to completion or amendment. These shares may not be sold nor may offers to buy be accepted before the offering statement filed with the Commission is qualified. This preliminary offering circular shall not constitute an offer to sell or a solicitation of an offer to buy or sell any of these shares in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a final offering circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the final offering circular or the offering statement in which such final offering circular was filed may be obtained. Should the Company decide to test the waters prior to this circular being qualified, all solicitating materials will be properly filed with the Commission before its intended use.

Preliminary

Offering Circular
January 26, 2023
Subject to Completion

DECENTRALIZED CRYPTO FINANCIAL INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware
85-2718015
 (State or Other Jurisdiction of Incorporation or Organization)
(I.R.S. Employer Identification Number)

4795 Meadow Wood Lane, #200.
Chantilly, Virginia 20151
 (703) 688-3440
www.DeCryptoFi.com

Up to 50,000,000 shares of Common Stock









300,000,000 shares are currently owned by the CEO of DeCryptoFi, Nicholas Scherling (Company insider and/or Holder). In connection with the initial public offering of the Companys securities, the Holder does not intend to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any securities of the Company until the conclusion of the offering period and satisfaction of any required lock-up periods. Further, the Holder will be limited to sales of no more than 1% of his holdings per year, for a period of 2 years. Subsequently, the Holder is limited to sales of nor more than 6% of his holdings per year. This not only protects against overdiluting the market share value, but also preserves the integrity of the Company.
There is no minimum number of Offering Shares that we must sell in order to conduct a closing in this offering. The offering will commence within two days after this offering circular has been qualified by the Commission. The offering will exist until the date on which the offering of any additional stock would cause the aggregate offering price or aggregate gross sales in this offering, as those terms are defined under Rule 251(a) of the Securities Act, to exceed $75,000,000.00.
The Commission does not pass upon the merits of or give its approval to any shares offered hereby or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering circular. The Offering Shares are being offered pursuant to an exemption from registration with the Commission; however, the Commission has not made an independent determination that the Offering Shares offered are exempt from registration.


Public Offering Price Stock Compensation Plan        $1.0349
Public Offering Price Sale of Shares of Stock        $1.0349
Offering Minimum: NA
Offering Maximum Stock Compensation Plan $25,872,500.00 Offering Maximum Sale of Shares of Stock $25,872,500.00 Offering Maximum Total: $51,745,000.00
Underwriting Discounts and Commissions: 0

Total Project Gross Proceeds to Issuer for Stock Compensation Plan:
$25,872,500.00
Total Project Gross Proceeds to Issuer for Sale of Shares of Stock:
$25,872,500.00










1 The price per share shown was arbitrarily determined by the Companys management without regard to the Companys assets or earnings (or lack thereof), book value, or other generally accepted valuation criteria and does not represent, nor is either intended to imply that a share has a market value or could be resold at that price.
 2 As of the date hereof, the Company has not entered into any formal agreement with any broker-dealer (or other such intermediary). Decentralized Crypto Financial Inc. (we or the Company or DeCryptoFi), a Delaware incorporated entity, is offering 50 million Shares of common stock of our newly issued security. We are offering the Shares of common stock in the following ways:
We are offering up to 25 million Shares of common stock at a price of $1.0349 per share to an unlimited number of accredited investors, and to the maximum permissible amount to non-accredited investors, as such limitations are defined under Regulation A Tier 2 of the Securities Act of 1933, as amended (the Securities Act). This offering shall be referred to as the general offering and/or the IPO.
We are offering up to 25 Million Shares for non-cash consideration pursuant to our Stock Compensation program) in exchange for independent 1099 services of individuals and companies. For non-cash consideration, the aggregate offering price or aggregate sales will be based on the value of the consideration as established by bona fide sales of that consideration made within a reasonable time, or, in the absence of sales, on the fair value as determined by an accepted standard. Valuations of all non-cash consideration will be reasonable at the time made. Payment amounts made through DeCryptoFis Stock Compensation Plan are preset, do not fluctuate from a predetermined amount and are not transaction-based compensation. Offering Total: 50,000,000 Shares.
This Offering will expire when all 25,000,000 shares of the Stock Compensation plan has been distributed and all 25,000,000 shares of common stock has been initially sold. Offering Total: 50,000,000 Shares. Investing in an IPO is speculative and involves substantial risks. You should purchase stock only if you can afford a complete loss of your investment. See Risk Factors to read about the more significant risks you should consider before buying our stock. Please see subsection Risk Factors, beginning on page 9 of this offering circular.
THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SELLING LITERATURE. THESE SECURITIES ARE BEING OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED HEREUNDER ARE EXEMPT FROM REGISTRATION.
GENERALLY, NO SALE MAY BE MADE TO YOU IN THIS OFFERING IF THE AGGREGATE PURCHASE PRICE YOU PAY IS MORE THAN TEN PERCENT (10%) OF THE GREATER OF YOUR ANNUAL INCOME OR YOUR NET WORTH. DIFFERENT RULES APPLY TO ACCREDITED INVESTORS AND NONNATURAL PERSONS. BEFORE MAKING ANY REPRESENTATION THAT YOUR INVESTMENT DOES NOT EXCEED APPLICABLE THRESHOLDS, WE ENCOURAGE YOU TO REVIEW RULE 251(D)(2)(I)(C) OF REGULATION A+. FOR GENERAL INFORMATION ON INVESTING, WE ENCOURAGE YOU TO REFER TO WWW.INVESTOR.GOV.

Initially, DeCryptoFi stock will not trade on a stock exchange, securities exchange, or other trading market. This means that it may be difficult to sell your shares of stock.

IMPORTANT INFORMATION ABOUT THIS OFFERING CIRCULAR
Please carefully read the information in this offering circular and any accompanying offering circular supplements, which we refer to collectively as the preliminary offering circular. You should rely only on the information contained in this offering circular. We have not authorized anyone to provide you with different information. This offering circular may only be used where it is legal to sell these securities. You should not assume that the information contained in this offering circular is accurate as of any date later than the date hereof or such other dates as are stated herein or as of the respective dates of any documents or other information incorporated herein by reference.
This preliminary offering circular is part of an offering statement that we filed with the SEC, using a continuous offering process, and is still pending approval. Periodically, as we make material developments, we will provide an offering circular supplement that may add, update or change information contained in this offering circular. Any statement that we make in this offering circular will be modified or superseded by any subsequent statement made by us in a subsequent offering circular supplement.
Once the Offering has commenced, the Securities will be offered on a best efforts basis, and there is no guarantee that any minimum amount will be sold. Further, the Offering is intended to be made on an ongoing and rolling basis to potential offerees, and sales of Securities may be closed, and one or more Securities sold, from time to time until the Expiration Date (as defined below) regardless of the then-aggregate number of Securities subscribed to and/or sold (subject to the respective maximum amounts per Security identified above and herein). It should also be noted that itis intended that the offer and sale of the Coins will be deemed a continuous offering within the meaning of 17 CFR 230.251(d)(3), and that the Offering of the Shares will may remain open for more than one (1) year, provided that, on or before the date that is one (1) year from the date of qualification of the Offering, and/or as otherwise may be required by applicable securities laws, the Company will file an amendment to this Offering Circular (and all other required filings, if any) with the SEC (and all other applicable regulatory agencies, if any). There is no minimum required sale, and the Company has not made any arrangements to place the funds received from the Offering in an escrow, trust, or similar vehicle.

We are following the Offering Circular disclosure format under Regulation
A.
The date of this preliminary offering circular is January 26, 2023.


TABLE OF CONTENTS

SUMMARY											5
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS			8
TERMS OF THIS OFFERING									9
RISK FACTORS										11
USE OF PROCEEDS										18
DESCRIPTION OF BUSINESS								18
DESCRIPTION OF COMMON STOCK								21
REGULATORY CONSIDERATIONS								21
CHANNELS FOR DISCLOSURE OF INFORMATION AND PLAN OF
DISTRIBUTION										28
DILUTION											30
MANAGEMENTS DISCUSSION AND ANALYSIS OF FINANCIAL
CONDITION AND RESULTS OF OPERATIONS						32
DIRECTORS, EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES			30
COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS				34
SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITY
HOLDERS											35
SHARES ELIGIBLE FOR FUTURE SALE							36
FINANCIAL INFORMATION SECTION							37
EXHIBITS											i

Offering Circular
We have not authorized anyone to provide any information or to make any representations other than those contained in this offering circular or in any free writing prospectuses we have prepared. We take no responsibility for and can provide no assurance as to the reliability of, any other information that others may give you. The information contained in this preliminary offering circularis current only as of its date.

You should rely only on the information contained in this offering circular. We have not authorized anyone to provide you with different information. The information in this offering circular assumes that all the shares offered are sold and we have not taken advantage of our option to sell any Additional Shares as described herein.

Summary

As previously noted, this Offering Circular is part of the Offering Statement filed by the Company with the SEC with respect to the Offering. Please be aware that this Offering Circular, which is part of the Offering Statement does not contain all the information set forth in the Offering Statement (including all of the schedules and exhibits made a part thereto), reference to which is hereby made. Among other things, certain provisions of the agreements, documents, and records referred to in this Offering Circular may be summarized. For complete information, you should consult the original documents, which are either attached as a schedule/exhibit hereto, made part of the Offering Statements, and/or which are otherwise made available upon request to the Company as provided below. To understand this offering fully, you should read the entire offering circular carefully, including the Risk Factors section, before making a decision to invest in our stock. Unless the context requires otherwise, in this offering the terms we, us and our refer to DeCryptoFi, the issuer of the common shares of stock. For a more complete understanding of this offering, you should read the entire offering circular carefully, including the risk factors and the financial statements.
Who we Are. We are an early-stage financial technology company.
Our company, DeCryptoFi, has identified a glaring and persistent issue that many privately held businesses face; the ability for small and medium sized companies to raise additional capital. When businesses need capital, typically they must go through the arduous process of seeking a loan from a bank or lending company. It is extremely difficult for small and medium sized companies to access public markets where they may receive the same or better terms in return for capital. When a small business is approved for a loan by a bank (or other lending provider), these institutions will often require from the business a form of hard asset collateral, and most require a personal guarantee from its owner, regardless of the companys financial stability. W2 employees, working for a successful business, would never personally guarantee a business loan just to keep their job, so why should legitimate business owners
If businesses are turned away from financial institutions, there seems to be few alternatives except for these businesses to seek additional capital from Merchant Cash Advance firms, or some form of lending company that charges usurious interest rates. These types of lending institutions tend to benefit from the borrowers company failing rather than succeeding, which then puts people out of jobs and facing massive debts that need to be repaid.
As a result, many business owners are unable to secure the capital they need to scale their business and those that are able to get a good loan at a low rate may still be unwilling to do so due to personal guarantee requirements. No employee or business owner wants to personally secure business loans with their personal finances regardless of how well their business is performing.
Our Solution. The reality is that there are numerous additional ways that companies can raise capital, but they simply lack the knowledge, expertise, or personnel to facilitate alternative capital-raising offerings.
DeCryptoFi has created a technology-driven online platform that will allow small and mid-sized companies to understand and be fully compliant with the public and private offering processes. Our main goal can be summed up in one word simplification. Our goal is to tap into this market and assist small and medium size companies that want to pursue a public offering or an alternative acceptable private offering and remain fully compliant with SEC regulations. We strive to make the overlooked alternative methods of raising capital easy to achieve, easy to comprehend, and for many aspects of the process, completely automated. The SEC has long struggled with how to assist small and medium size businesses get access to the public market; we are here to help!
By answering a series of questions specific to their company, including, but not limited to, how much capital the company seeks to raise, who the companys target investors will be: current and past revenue, profitability, growth rate, organizational structure, and so forth, Businesses will be able to streamline the structuring of a potential business capitalization and the regulatory safeguards associated with these capital raising options. DeCryptoFis online platform will provide a list of currently available offerings to our customers, as well as a list of offerings that are just within their grasp. Once the business owner fully comprehends the types of offerings available to them and decides which to pursue, DeCryptoFis online platform will assist in automating all relevant SEC filings, state filings, investor notifications, disclosures, offering circulars, registration statements, offering memoranda, prospectuses, dividend payments, proxy statements, and much more.

Strategy. We will pursue the following strategies:
Continue to attract top talent. To grow our business, we recognize the need to attract experienced professionals in technology, legal, accounting, and so forth. While we already have a strong team of employees and advisors with the relevant expertise (discussed in greater detail below), we plan to supplement key roles as we ramp up our operations.
Scale our business to become a national leader in our sector. We are focused on growing our national and international footprint and upon qualification, will be testing business development and marketing efforts in multiple channels. Increased awareness of our products and services will enable us to scale and attract a whole assortment of different types of businesses that previously did not fall under the SECs purview but will now be a fully compliant reporting company or exempt reporting company, thereby increasing investor protection across broad range of market tiers.
Corporate Information. We are a Delaware corporation (C-Corp) organized on August 20, 2020. Our principal place of business address is 4795 Meadow Wood Lane # 200, Chantilly, VA 20151, our telephone number is
(703) 955-7770, and our website is www. DeCryptofi.com.
DeCryptoFi.com will officially launch its website upon SEC qualification in order to ensure that we do not disclose our intent to conduct a Stock Offering ahead of SEC qualification of our Reg A filing.
Except for this offering circular and our other public filings with the SEC pursuant to the requirements of SEC regulation A, information found on, or accessible through our website is not a part of, and is not incorporated into this offering circular, and you should not consider it part of this offering circular. We consider these facilities adequate for our current operations.


CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
The statements contained in this offering circular that are not purely historical are forward-looking statements. Forward-looking statements include, but are not limited to, statements regarding expectations, hopes, beliefs, intentions, or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words anticipate, believe, continue, could, estimate, expect, intend, may, might, plan, possible, potential, predicts, project, should, would and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this offering circular may include, for example, statements about our:
      limited operating history and ability to maintain or increase profitability.
      reliance on third parties for production and distribution. results of operations.
      ability to manage growth.
      ability to minimize our production and distribution costs by utilizing funding sources provided by others.
      regulatory or operational risks.
      success in retaining or recruiting, or changes required in, our officers, key employees or directors.
      capital structure.
      ability to obtain additional financing when and if needed; and liquidity and trading of our securities.

The forward-looking statements contained in this offering circular are based on current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments will be those that have been anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described under the heading Risk Factors. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

These statements involve risks, uncertainties, assumptions, and other factors that may cause actual results, levels of activity, performance, or achievements to be materially different from the information expressed or implied by these forward-looking statements. Although we believe that we have a reasonable basis for each forward-looking statement contained in this offering circular, we caution you that these statements are based on a combination of facts and factors currently known by us and our projections of the future, about which we cannot be certain.

The subscription price of our common stock has been determined by the Company's management without regard to the Company's assets or earnings or the lack thereof, or book value and does not represent nor is it intended to imply that the Units being offered have a market value or could be resold at that price, even if a sale were permissible. The valuation was arbitrarily determined by the Company, and not by an independent third party applying a specified valuation criterion. Accordingly, this price may not be indicative of the market price of the DeCryptoFi Stock at such time as a secondary trading market does develop, if ever, or the proceeds that you would receive upon a commercial sale of the DeCryptoFi Stock; the offering price may be significantly more than either such price.
Prior to this offering there has been no public market for any of our securities. The public offering price of our shares was determined on a number of factors. Factors considered in determining the prices and terms of the Shares (and the Additional Shares) offered hereby include:
      The history and prospects of companies similar to our company
      Prior offerings of those companies
      Our capital structure
      Our software and online platform
      An assessment of our management
      General conditions of the securities markets at the time of the offering; and
      Other factors as were deemed relevant

However, although these factors were considered, the determination of the offering prices is more arbitrary than the pricing of securities for an established operating company.
Following this offering, the price of our common stock may vary significantly due to general market or economic conditions as well as other factors. Furthermore, an active trading market for the securities may never develop or, if developed, may not be sustained. You may be unable to sell your securities unless a market can be established and sustained.






















TERMS OF THIS OFFERING

Securities being offered by Company
DeCryptoFi is authorized to issue 500,000,000 shares. We will be offering only one class of common stock. 25,000,000 shares will be offered through our initial public offering, or general offering. The Company will also be offering up to 25,000,000 shares as stock for non-cash consideration in exchange for certain goods and services. Please see the section, Stock Compensation Plan for additional information.
Offering Price:
	We are offering Shares of DeCryptoFi at:
$1.0349 per share to the general public in the general offering; and the price of the shares distributed pursuant to the Companys Stock Compensation Plan in exchange for non-cash consideration will be deemed to be $1.0349 per share, for purposes of determining whether over $25,872,500.00 have been sold pursuant to the Companys Stock Compensation Plan. If at any time following that 12 month period, DeCryptoFi shares that were sold pursuant to the Companys Stock Compensation Plan and are traded on one or more authorized exchanges or alternative trading systems, and there are trades executed through or on exchanges or alternative trading systems during any calendar month (any such month, a calculation month), then we will value the shares paid to such persons in the following month and in all subsequent months until and including the end of the next calculation month at the average closing bid price for the shares during the calculation month. We will file supplements to this offering circular to disclose both any changes to the price of the Shares to be distributed pursuant to this offering circular, and whether the new calculation price will result in a curtailment of the number of Shares being issued in the next month.
Restricted Securities
The CEO of the Company owns 300,000,000 shares subject to a lock-up period of 180 days, which shall commence 2 days after the Commission approves this offering.
Best Efforts Offering
There is no minimum number of Offering Shares that we must sell in order to conduct a closing in this offering.
Lock-up Agreement
Insider(s) of the company have entered into an agreement with the Company pursuant to which he has agreed to not sell, transfer, or otherwise dispose of any Company Securities for an initial period of 180 days which shall begin two days after the Commissions approval of this circular.
Payment for Common stock
After the qualification by the SEC of the offering statement of which this offering circular is a part, investors will create a profile on DeCryptoFis online platform which has been engineered to seamlessly accept investment online, including verifying investor identities, performing anti-money laundering checks on investors, facilitating investment document execution, funds transfer and regulatory compliance. by credit card if and to the extent we can establish and maintain relationships with licensed currency exchange services providers and or payment processing entities to facilitate such transactions and provided, Subscriber acknowledges that he or she will incur additional processing fees. The Company is equipped to accept payment from the payment processor, paypal. A transaction fee of $0.49 will be added to every purchase. Subscriber understands that he or she shall incur the cost of this fee. Lastly, DeCryptoFi reserves the right to use other payment processors or do direct exchanges for other assets or securities. further, we are able to do so in accordance with FINRA and SEC guidelines. When the trasaction is processed, the funds in the account will be released to us and the associated shares will be issued to the investors in this Offering. If any funds are returned by us if we choose to reject a subscription or elect not to proceed with the Offering, such funds will be returned by mail via a check in U.S. dollars or through the payment method received.Shares will be sold in 100 block incriments. Stock Compensation Plan
We are initially offering up to 25,000,000 shares of stock through our Stock Compensation Plan. For non-cash consideration, the aggregate offering price or aggregate sales will be based on the value of the consideration as established by bona fide sales of that consideration made within a reasonable time, or, in the absence of sales, on the fair value as determined by an accepted standard. Valuations of all non-cash consideration will be reasonable at the time made.
Voting Rights
Each holder of the Companys Common Stock is entitled to one vote, regardless of how it was obtained, for each share on all matters submitted to a vote of the shareholder, except as provided by law or by the other provisions of the Certificate of Incorporation.
Dividends
We do not intend to pay any dividends currently. The payment of cash dividends on our common stock in the future will be dependent upon our revenue and earnings, if any, capital requirements and general financial condition as well as the limitations on dividends and distributions that exist under the laws and regulations of the State of Delaware and will be within the discretion of the Company. It is the present intention of the Company to retain all earnings, if any, for use in our business operations and accordingly, the Company does not anticipate declaring any dividends on our common stock in the foreseeable future. As a result, any gain you will realize on our common stock will result solely from the appreciation of such shares.
List of securities and proposed symbols
Prior to this offering, there have been no public market for our common stock. We currently do not meet the financial listing requirements to be listed on a national securities exchange. Once the Company reaches the applicable thresholds, the Company intends to register with one or more registered securities exchanges.


RISK FACTORS
The SEC requires that we identify risks that are specific to our business and financial condition. We are still subject to all the same risks that all companies in our business, and all companies in the economy, are exposed to. These include risks relating to economic downturns, political and economic events, and technological developments (such as hacking and the ability to prevent hacking). Additionally, early-stage companies are inherently riskier than more developed companies. You should consider general risks as well as specific risks when deciding whether to invest. An investment in the securities offered by this offering circular involves a high degree of risk. You should carefully consider all the material risks described below, together with the other information contained in this offering circular, before making a decision to invest in DeCryptoFi. There can be no assurance that any purchaser will achieve his or her investment objective or avoid substantial losses by investing in DeCryptoFi. All investments entail a high degree of risk, and purchasers may lose some or all their investment.

Risks associated with our business
1. We do not have a long operating history on which to evaluate our company. We face all the risks faced by newer companies in similar industries, including significant competition from existing and emerging capital raising platforms many of which may be significantly more established, larger, and better financed than our company. However, we believe that what we are offering is incredibly unique and the market we are entering should be far less saturated.
2. There is considerable uncertainty about the asset classs long-term viability, which could be affected by a variety of factors, including many market-based factors such as economic growth, inflation, and others. In addition, the success of the stock and other types of securities that may be issued will depend on whether new technologies turn out to be useful and economically viable. We do not control any of these factors, and therefore may not be able to control the long-term success of our company share value.
3. The offering price of our stock was not established on an independent basis. After we commence operations, the actual value of your investment may be substantially less than what you pay. The most recent pre-revenue valuation of our stock was conducted by the Company, and it concluded our stock has a fair market value of $1.0349 per share as of January 26, 2023.
4. The market in which we participate is intensely competitive, and we may not be able to compete successfully with our current or future competitors.
5. This offering is being made pursuant to recently adopted rules and regulations under Regulation A of the Securities Act. The legal and compliance requirements of these rules and regulations, including ongoing reporting requirements related thereto, are relatively untested.
6. Our operating results are dependent, in part, on managements estimates of revenue to be earned in the future. We will regularly review and revise our revenue estimates. Periodic adjustments in amortization rates may significantly affect these results.
7. We are pre revenue. We anticipate that our revenue will begin in 2023. Until we are revenue stable our revenue may not be evenly distributed throughout the year but may be more evenly distributed in the future as we expand our business and diversify, until such time, our quarter to quarter financial results may not be comparable within any single fiscal year or from fiscal year to fiscal year.
8. Our projections may fluctuate. As a result of the foregoing and other factors, our results of operations may fluctuate significantly from period to period, and the results of any one period may not be indicative of the results for any future period
9. We are smaller and less diversified than many of our competitors. Some of our larger competitors have more resources with which to compete for ideas, enhancements, and better functionality.
10. We must successfully respond to rapid technological changes and alternative forms of delivery or storage to remain competitive. The financial industry in general continues to undergo significant developments as advances in technologies and new methods of product delivery and storage, or certain changes in consumer behavior driven by these developments, emerge. Consumers are spending an increasing amount of time online and on mobile devices, and are increasingly viewing financial date in real time, on their televisions and on handheld or portable devices. we must adapt our businesses to changing consumer behavior and preferences and exploit new distribution channels. Our strategy is to seek to take advantage of these changes and thereby to create new revenue streams and other opportunities for our content. If we cannot successfully utilize these and other emerging technologies, it could have a material adverse effect on our business, financial condition, operating results, liquidity, and prospects.
11. We must constantly be aware of any intellectual property issues. Protecting and defending against intellectual property claims may have a material adverse effect on our business. Our ability to compete depends, in part, upon successful protection of our intellectual property relating to our software and online platform. We will attempt to protect proprietary and intellectual property rights to our software and online platform through available copyright and trademark laws and licensing and distribution arrangements with reputable international companies in specific territories.
12. We plan to conduct business abroad and internationally. We face risks from doing business internationally. We intend to distribute our content outside the U.S. and derive revenue in foreign jurisdictions. As a result, our business is subject to certain risks inherent in international business, many of which are beyond our control. These risks include:
a. Laws and policies affecting trade, investment, and taxes, including laws and policies relating to the repatriation of funds and withholding taxes, and changes in these laws.
b. The Foreign Corrupt Practices Act (FCPA) and similar laws regulating interactions and dealings with foreign government officials.
c. Changes in local regulatory requirements, including restrictions on video content.
d. Differing cultural tastes and attitudes.
e. Differing degrees of protection for intellectual property
f. Financial instability and increased market concentration of buyers in foreign markets.
g. The instability of foreign economies and governments.
h. Fluctuating foreign exchange rates.
i. The spread of communicable diseases in such jurisdictions, which may impact business in such jurisdictions; and
j. War and acts of terrorism.
Events or developments related to these, and other risks associated with international trade could adversely affect our revenue from non-U.S. sources, which could have a material adverse effect on our business, financial condition, operating results, liquidity, and prospects.

Risks Specific to this Offering
1. DeCryptoFis securities are just being introduced to the market. Our stock has no history and thus face significant uncertainties around its valuation. This valuation may be highly dependent on the demand for our online platform, which is unproven and uncertain, and the reliability of the underlying technology which is untested.
2. The securities being offered are volatile in nature. There is no guarantee that our securities will hold their value or increase in value, and you may lose the amount of your investment in the DeCryptoFi stock in whole or in part. The shares in the initial stock offering are highly speculative, and any return on an investment is contingent upon numerous circumstances, many of which (including legal and regulatory conditions) are beyond our control. There is no assurance that purchasers will realize any return on their investments or that their entire investment will not be lost. For this reason, each purchaser should carefully read this offering circular and should consult with his or her own attorney, financial and tax advisors prior to making any investment decision with respect to DeCryptoFi stock.
3. There is much reliance on the Firms CEO, Nicholas Scherling, regarding the ultimate success of the company. Our chairman and chief executive officer will effectively control our company. DeCryptoFi will only be offering one class of common stock. Our chairman and chief executive officer, Nicholas Scherling, has control over the vast majority of all the outstanding voting power and, in turn, our company. This concentration of ownership and decision making may make it more difficult for other stockholders to effect substantial changes in our company and may also have the effect of delaying, preventing or expediting, as the case may be, a change in control of our company.
4. Dividend payments will not be made during the inception of the Companys offering. We do not intend to pay any dividends on our common stock at this time. The payment of cash dividends on our common stock in the future will be dependent upon our revenue and earnings, if any, capital requirements and general financial condition as well as the limitations on dividends and distributions that exist under the laws and regulations of the State of Delaware and will be within the discretion of the Company. It is the present intention of the Company to retain all earnings, if any, for use in our business operations and, accordingly, the Company does not anticipate declaring any dividends on our common stock in the foreseeable future. As a result, any gain you will realize on our common stock will result solely from the appreciation of such shares.
5. If our securities become subject to the SEC's penny stock rules, broker-dealers may experience difficulty in completing customer transactions and trading activity in our securities may be adversely affected. If at any time we have net tangible assets of $5,000,000 or less and our common stock has a market price per share of less than $5.00, transactions in our securities may be subject to the penny stock rules promulgated under the Securities Exchange Act of 1934. Under these rules, broker-dealers who recommend such securities to persons other than institutional accredited investors must:
A. make a special written suitability determination for the purchaser.
B. receive the purchaser's written agreement to the transaction prior to sale.
C. provide the purchaser with risk disclosure documents which identify certain risks associated with investing in penny stocks and which describe the market for these penny stocks as well as a purchaser's legal remedies; and
D. obtain a signed and dated acknowledgment from the purchaser demonstrating that the purchaser has received the required risk disclosure document before a transaction in a penny stock can be completed.
6. If our securities become subject to these rules, it may be difficult to effectuate customer transactions and trading activity in our securities may be adversely affected. As a result, the market price of our securities may be depressed, and you may find it more difficult to sell our securities.
7. The determination for the offering price of our shares is more arbitrary compared with the pricing of securities for an established operating company.
8. You will not be able to sell almost all of our stock immediately after purchase, and it may decline in value before you have a chance to sell it. In addition, at issuance, there will be no trading market for the Stock, and a trading market may never develop.
9. If the Stock is issued, there may not be a trading market available for the Stock, or any exchange on which holders of Stock may transfer or resell their Stock. As a result, the Stock may initially only be traded on very limited range of venues, including U.S. registered exchanges, or regulated alternative trading systems for which a Form ATS will have been properly submitted to the SEC.
10. Our exclusive forum (Federal Court vs State Court) provision may result in increased costs for investors to bring a claim and may limit an investors' ability to bring a claim in a judicial forum that they find favorable. Our exclusive forum provision may result in increased costs for investors to bring a claim and may limit an investors' ability to bring a claim in a judicial forum that they find favorable. This is captured in our Bylaws to comply with US Law
(Section 27 of the U.S. Securities Exchange Act of 1934), and the May
16, 2016 Supreme Court affirmation that confers federal jurisdiction over all suits in equity and actions at law brought to enforce any liability or duty created by [the Exchange Act] or the rules or regulations thereunder. As such, no other forums other than federal courts are allowable.
11. Exchanges may decide not to list the DeCryptoFi Stock for several reasons not under our control, a perceived lack of market interest in the DeCryptoFi Stock, and any other factors. As a result, investors of DeCryptoFi Stock should be prepared to hold their Stock indefinitely, as there is no guarantee that holders will be able to sell or exchange their Stock. In the event that the Stock remains illiquid for a significant period of time or indefinitely, the value of the DeCryptoFi Stock may be materially adversely affected.
12. Most securities that are publicly traded in the U.S. have one or more broker-dealers acting as market makers for the security. A market maker is a firm that stands ready to buy and sell the security on a regular and continuous basis at publicly quoted prices. In the event the stock is listed on an exchange, we cannot guarantee that the stock will have a market maker, which could contribute to a lack of liquidity in the DeCryptoFi stock and could have a material adverse effect on holders ability to trade the stock.
13. The actual value of your investment may be substantially less than what you pay.

The determination for the offering price of our shares is more arbitrary compared with the pricing of securities for an established operating company.
Prior to this offering there has been no public market for any of our securities. Factors considered in determining the prices and terms of the Shares (and the Additional Shares) offered hereby include:
1. The history of companies similar to our company;
2. Prior offerings of those companies;
3. Our capital structure;
4. An assessment of our management;
5. And general conditions of the securities markets at the time of the offering and other factors as were deemed relevant

However, although these factors were considered, the determination of the offering prices is more arbitrary than the pricing of securities for an established operating company
The value of your share value in DeCryptoFi may depend on its supply and may be affected by how much Stock Compensation is offered in a given year.
Our use of Form 1-A and our reliance on Regulation A for this offering may make it more difficult to raise capital as and when we need it, as compared to if we were conducting a traditional initial public offering on Form S-1.
Because of the exemptions from various reporting requirements provided to us under Regulation A and because we are only permitted to raise up to $75,000,000 in any 12-month period under Regulation A, this securities offering may be less attractive to purchasers and it may be difficult for us to raise additional capital as and when we need it. If we are unable to raise additional capital as and when we need it, the growth of our financial condition and results of operations may be adversely affected, which may have a material adverse effect on the value of our stock. DeCryptoFi may evaluate and consider strategic transactions, combinations, acquisitions, or alliances to enhance its existing business or develop new products and services. These transactions could be material to its financial condition. If we do consummate a transaction, we may be unable to obtain the benefits or avoid the difficulties and risks of the transaction.
Any acquisition will involve risks commonly encountered in business relationships, including:
1. difficulties in assimilating and integrating the operations, personnel, systems, data, technologies, products, and services of the acquired business.
2. inability of the acquired technologies, products, or businesses to achieve expected levels of revenue, profitability, productivity, or other benefits.
3. difficulties in retaining, training, motivating, and integrating key personnel.
4. diversion of managements time and resources from our normal daily operations.
5. difficulties in maintaining uniform standards, controls, procedures, and policies within the combined organizations.
6. difficulties in retaining relationships with customers, employees, and suppliers of the acquired business.
7. risks of entering markets in which we have no or limited direct prior experience.
8. regulatory risks, including remaining in good standing with existing regulatory bodies or receiving any necessary pre- closing or post-closing approvals, as well as being subject to new regulators with oversight over an acquired business.
9. assumption of contractual obligations that contain terms that are not beneficial to us, require us to license or waive intellectual property rights or increase our risk for liability.
10. failure to successfully further develop the acquired technology; liability for activities of the acquired business before the acquisition, including patent and trademark infringement claims, violations of laws, commercial disputes, tax liabilities and other known and unknown liabilities.
11. potential disruptions to our ongoing businesses; and
12. unexpected costs and unknown risks and liabilities associated with the acquisition.

Risks Related to Regulations
There are uncertainties related to the regulatory regimes governing the issuance of new publicly traded securities, and as such, new regulations or policies may materially adversely affect the development and value our securities.
Any future regulatory actions applicable to our related activities could severely impact our operations and the value of DeCryptoFi. Accordingly, DeCryptoFi may need to restructure operations significantly to comply with any new regulation or guidance. These efforts could be costly and could involve fundamentally changing core portions of our business operations and in turn negatively affect the value of our securities. On the other hand, failure to restructure for compliance adequately or quickly enough could result in regulatory action (such as investigations by the government or a self-regulatory organization or government or private litigation or administrative actions) that requires DeCryptoFi to spend significant time and effort, which would pull the Companys attention away from the core of its business and potentially deplete our resources. It could also result in negative publicity.
New or changing laws and regulations or interpretations of existing laws and regulations, in the United States and other jurisdictions, may adversely impact securities, including with respect to their value, their liquidity, the ability of purchasers to access marketplaces or exchanges on which to trade the security, and the structure, rights and transferability of the security.
Pursuant to Section 27 of the Exchange Act, the federal courts shall have exclusive jurisdiction for all Exchange Act claims. Federal courts shall also hear all claims concerning (a) any derivative action or proceeding brought on behalf of the Corporation, (b) any action asserting a claim of breach of a fiduciary duty owed by any director, officer, or other employee of the Corporation to the Corporation or the Corporations stockholders, (c) any action asserting a claim against the Corporation or any director or officer or other employee of the Corporation arising pursuant to any provision of the Applicable Law, the Certificate, or these Bylaws, or (d) any action asserting a claim against the Corporation or any director or officer or other employee of the Corporation governed by the internal affairs doctrine. This section shall apply to actions arising under the Securities Act or Exchange Act. Accordingly, there is uncertainty as to whether a court would enforce such provision, giving consideration to Section 27 of the Exchange Act which creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. Further, Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. Please note that investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder. Unless the Company consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim of breach of fiduciary duty owed by any director or officer or other employee of the Company to the Company or the Companys stockholders, (iii) any action asserting a claim against the Company or any director or officer or other employee of the Company arising pursuant to any provision of the Delaware General Corporation Law or the Certificate of Incorporation or these By-Laws (in each case, as they may be amended from time to time), or (iv) any action asserting a claim against the Company or any director or officer or other employee of the Company governed by the internal affairs doctrine shall be the Delaware Court of Chancery (or if the Delaware Court of Chancery does not have subject matter jurisdiction, a state court located within the State of Delaware or, if no state court located within the State of Delaware has subject matter jurisdiction, the federal district court for the District of Delaware). For non-Delaware residents, this may cause similar increased costs as outlined in section 10 of Risks to this offering.

Transfer Agent and Registrar
The Company will act as registrar and maintain the Companys share register. As of the date of this offering circular, we have not engaged a transfer agent, and do not intend to engage a transfer agent until such time as we determine its necessary or we are required to do so in order to satisfy the conditional exemption contained in Rule 12g5-1(a)(7) of the Securities Exchange Act of 1934, as amended, or the Exchange Act. DeCryptoFi maintains its position that the Company is not required to register as transfer agents, both because the Companys securities are not currently securities required to be registered under Section 12(b) of the Exchange Act, and because none of the activities DeCryptoFi and its software are involved in are described in the definition of a transfer agent. Further, pursuant to Section 17A(c)(1) of the Act, issuers that do not have: (1) a class of equity securities (other than exempted securities) held of record by 500 or more persons, and (2) total assets exceeding $10,000,000.00 are not required to use a registered transfer agent. In addition, to the extent that certain activities that meet the definition of a transfer agent are performed automatically by our software, our software is not a person that would be required to register. The Company will establish and continuously maintain (or otherwise cause to be continuously maintained), in as current a form as is commercially and technologically possible, a ledger identifying, at a minimum, the mailing address of each shareholder (and each designee of such holder, as applicable), and the number of all shares held by each shareholder.
In the event the Company elects to utilize a third party Transfer Agent, and/or any change is made with respect to providing access to any of the foregoing information, such change will be promptly and expressly made known to both existing shareholders (via electronic communication made pursuant to the available contact information for each share holder) and to potential share purchasers via disclosures both on the Company Website and on any Trading Platform (if any and if applicable) then used by the Company in connection with the sale of the its securities.


USE OF PROCEEDS
We estimate that the net cash proceeds to us from the sale of the company stock offering in this offering will be $51,745,000.00 minus any offering expenses and other fixed costs.
We intend to use the proceeds of this offering, net of any federal and state income taxes for working capital and other general corporate purposes general operations and cash reserves, including but not limited to payment of salaries (including those of directors and officers) and hiring employees and consultants. We also intend to use the proceeds of this offering for research and development, specifically for continued development in ways to enhance our software and our online platform, and for hiring costs and payment of salaries that are allocated to research and development, as well as for marketing and education, which includes organizing and hosting educational and developer events.
In addition, we intend to use our proceeds for the following:
1. financing production and associated development and operating costs and expenses for our online platform.
2. working capital and general corporate purposes.

DeCryptoFi reserves the right to alter the use of proceeds in this offering.


DESCRIPTION OF BUSINESS
DeCryptoFis main goal is to make the public and private offering process of raising capital easier for small and midsized businesses to achieve. Our top priority is to aid and facilitate with the complexities in the alternative space of capital raising. Many companies, even if aware of these alternative methods of capital raising, simply lack the legal and finance team dedicated in ensuring that all regulatory and audit requirements are satisfied. Without the proper personnel, small to medium sized businesses cannot devote the time to raising capital while simultaneously running their business. If these business owners wish to outsource these functions, it can drastically affect the companys bottom line.
Our goal is to tap into this market and assist small and medium size companies that want to pursue a public offering or an alternative acceptable private offering and properly navigating through the confounding but necessary SEC regulations. The techniques that DeCryptoFi has developed will assist companies with identifying options for raising capital that make sense given their current business circumstances. Companies interested in raising capital will be able to use our portal and online platform allowing us to assist them in the various options available to them to raise capital that they otherwise may not have known exist or to have been possible. In addition, DeCryptoFi seeks to be able to automate the initial and ongoing required regulatory filings (depending on the type of offering a user chooses) on the customers behalf. Lastly, DeCryptoFi seeks to be able to facilitate and automate the necessary documentation that companies are required to provide its investors. In this day and age where investor protection, preservation of personal identifying information, and complete transparency with respect to businesses is paramount, our goal is to assist companies with this evolving landscape. Further, as the importance of combating money-laundering continues to be a top priority for all institutions, DeCryptoFi will facilitate and assist with the compliance of Anti-Money Laundering (AML) regulations. The language on page 18 in our circular now reads, in part, Our goal is to tap into this market and assist small and medium size companies that want to pursue a public offering or an alternative acceptable private offering and properly navigating through the confounding but necessary SEC regulations. Our techniques will allow small and mid-sized companies to better understand the initial and ongoing regulatory filings with respect to the public and private offering processes. Our main goal can be summed up in one word simplification. We strive to make the overlooked alternative methods of raising capital easy to achieve, easier to comprehend, and for many aspects of the process, completely automated. The SEC has long struggled with how to assist small and medium size businesses get access to the public market; we are here to help! As an early-stage financial technology company, we have created techniques and processes which will allow small and mid-sized companies to fully understand the complexities surrounding initial public offerings, private placement offerings, and other exempt offerings. Our focus is on companies that seek alternatives to the issuance of bank loans in order to raise capital. Our company allows for the automation of various Self-Regulatory Organizations (SRO) initial and ongoing regulatory reporting and filings and assists companies that lack the relevant expertise and/or personnel to stay up to date with relevant compliance obligations as well as the need for the proper investor disclosures, privacy notifications, and Anti-Money Laundering (AML) regulations. DeCryptoFi has the capability to track various asset classes and automate investor documentation, such as proxy statements, dividend payments, and GDPR notifications.
Users working with DeCryptoFi will better understand the users business and what attainable capital raising methods the user may be overlooking. Topics for information sharing will include, but are not limited to, how much capital the company seeks to raise, who the companys target investors will be, current and past revenue, profitability, growth rate, what its organizational structure is like, etc. In turn, businesses will be able to streamline the structuring of a potential business capitalization and the regulatory safeguards associated with these capital raising options. Once a business owner fully comprehends the types of offerings available and decides which to pursue, DeCryptoFi will assist in automating filings and much more.
We aim to assist with initial public offerings (IPO), initial public debt offerings (IPDO), private offerings, and private debt offerings. We believe that average business owners are not even aware of the ability for tapping public and private markets simply through debt offerings and the potential advantages associated with it. Staging an IPO is also a very time-consuming and expensive process. The registration process can be quite complex and requires the company to disclose a variety of information to potential investors. In addition, the IPO process can take as little as six months or as long as two years, during which time management's attention is distracted away from day-to-day operations. It can also conservatively cost a company between $50,000 and $250,000 in underwriting fees, legal and accounting expenses, and printing costs. DeCryptoFis online platform will allow companies the ability to streamline and automate SEC filings, quarterly and annual reports, dividend payments, privacy notifications, General Data Protection Regulations (GDPR), Anti-Money laundering provisions, and the Trust Indenture Act regulations. By giving our customers the ability to systematize these processes, the regulatory landscape will be satisfied, thereby alleviating some of these hurdles and giving them the opportunity to focus on running their business.
DeCryptoFi has not filed for any bankruptcy receivership, or similar proceedings, nor is DeCryptoFi currently subject to, or has been subject to, any legal proceedings material to the business or its financial condition. There is no material litigation, arbitration or governmental proceeding currently pending against us, or any of our officers or in their capacity acting as such and neither we, nor our officers have been subject to any such proceedings in the 12 months preceding the date of this preliminary offering circular.
Trademarks and Copyrights
We own or have applied for rights to trademarks or trade names that we use in connection with the operation of our business, including our corporate names, logos and website names. In addition, we own or have the rights to copyrights, trade secrets and other proprietary rights that protect our business. This offering circular may also contain trademarks, service marks and trade names of other companies, which are the property of their respective owners. Our use or display of third parties trademarks, service marks, trade names or products in this offering circular is not intended to, and should not be read to, imply a relationship with or endorsement or sponsorship of us. Solely for convenience, some of the copyrights, trade names and trademarks referred to in this offering circular are listed without their , and symbols, but we will assert, to the fullest extent under applicable law, our rights to our copyrights, trade names and trademarks. All other trademarks are the property of their respective owners.
DeCryptoFi Platform as it relates to our security.
DeCryptoFis platform is fully functional and will become operational upon SEC approval of our security and will not, bring together anyone by sorting or organizing orders in the Companys securities in a consolidated way nor will it be receiving orders for processing and execution of transactions in the Companys shares. Rather, each proposed transaction involving DeCryptoFis stock will be individually negotiated and implemented without DeCryptoFis involvement. DeCryptoFis software will maintain a list of shareholders to ensure the company knows whom to send shareholder notifications required under the SEC, where investors can manage their accounts. Prospective investors will create a public address (username) and private key (password) and indicate agreement to our terms and conditions and privacy policy. DeCryptoFis platform provides the ability for investors to login to their accounts and view the total number of shares that they own at a given time. The platform has the ability for investors to send shares to other investors but does not offer the ability to price, sell, or purchase shares. This is for the sole purpose of DeCryptoFi to keep track of investors that own its stock. Pricing, selling, or purchasing shares must be done outside the platform, person to person, or through a registered exchange once DeCryptoFi is listed in the future.
1. Available Online Directly from Us. Investors must purchase shares of our stock directly from us.
2. No Minimum Investment. Investors will be able to build ownership over time by making purchases as low as the initial offering price.



DESCRIPTION OF COMMON STOCK

GENERAL
DeCryptoFi has a total of 500,000,000 authorized shares of common stock, with a par value $.0001. As of the date of this offering circular, 300,000,000 shares of the Companys common stock are issued.

VOTING RIGHTS
As DeCryptoFis business expands, it is the intention of the Company to grant voting rights to Company shareholders. Shareholders would be entitled to one vote per share.

NO PREEMPTIVE OR SIMILAR RIGHTS
Our common stock is not entitled to preemptive rights and is not subject to conversion, redemption or sinking fund provisions.


MERGER OR CONSOLODATION
In the case of any distribution or payment in respect of the Companys common stock upon any potential consolidation or merger with or into any other entity, or in the case of any other transaction having an effect on stockholders substantially similar to that resulting from a consolidation or merger, such distribution or payment shall be made ratably on a per share basis among the Companys shareholders.

REGULATORY CONSIDERATIONS
Below is a summary of certain current areas of government regulation that apply to our business and potential regulatory issues of which we are aware. As discussed below, we generally believe that our business and the offering discussed in this offering circular are compliant with these regulations, but in certain cases there may be uncertainty related to that conclusion.
Government Regulations
The regulatory treatment of securities offerings is uncertain in many ways. In part, this uncertainty results from the need for regulators to apply existing law to a new and evolving set of technologies and assets. We anticipate that regulation will evolve as various state, federal and international government agencies take greater interest in regulation of newly issued securities, especially with the recent enactment of Regulation Best Interest (Reg BI), and the current Dodd Frank provisions. We anticipate new regulations to be established, at which point, if applicable to DeCryptoFis business model, we will take all necessary steps to ensure we are compliant. In addition, various legislative and executive bodies in the United States and in other countries may adopt new laws, regulations, or guidance, or take other actions in the future. Any future regulatory actions applicable to DeCryptoFi and our related activities could severely impact our operations and the value of our securities. We may need to restructure operations significantly to comply with any new regulation or guidance. Failure to do so adequately or quickly enough could result in regulatory action (such as investigations by the government or a self-regulatory organization or government or private litigation or administrative actions) that requires us to spend significant time and effort, which would pull our attention away from the core of our business and potentially deplete our resources. It could also result in negative publicity. Regulatory change could even potentially result in certain aspects of our operations being viewed as impermissible, which could result in a need for us to dramatically alter or cease activities.
Securities Act Considerations
Typically, offerings of securities in the U.S. are required to register under the Securities Act with the SEC and, in compliance with state law, with applicable state regulators (blue sky regulations). Our current offering relies on an exemption from federal registration under the Securities Act provided by Regulation A, which also provides for preemption of state registration requirements, but which also currently limits issuances by a single issuer to offerings of no more than $75,000,000 each year. We have also taken the position that the commercial uses of our stock, including transfers between owners, do not require registration or an exemption from registration under state securities laws.
If in subsequent years after our initial filing we find that our ability to issue additional shares would exceed the $50m threshold provided by Reg A Tier 2, we recognize that we may need to fully register our securities with the SEC and/or to register our shares of stock with one or more U.S. state securities regulators.

Exchange Act Considerations
Registration as Transfer Agents.
Under the Exchange Act, a transfer agent is a person who engages, with respect to securities registered under Section 12 of the Exchange Act, in
(a) countersigning issued securities, (b) monitoring issued securities, with the goal of preventing unauthorized issuances, (c) registering transfers of issued securities, (d) exchanging or converting issued securities, or (e) transferring record ownership of securities by bookkeeping entry without physical issuance of securities certificates. Transfer agents are typically required to register with the SEC under the Exchange Act. Because our software will record the owner of our stock we could be viewed as engaging in these types of activities.
We have taken the position that DeCryptoFi should not be required to register as a transfer agent because direct sale of stock from seller to buyer without an exchange or marketplace is not captured or described in the definition of a transfer agent, nor is such action directly facilitated by DeCryptoFi. Further, we believe that DeCryptoFis is not required to register as a transfer agent. DeCryptoFis software for recording shareholder information does not make decisions, prioritize transactions, impose fees, or facilitate a marketplace. Our software solely records transactions on behalf of DeCryptoFi so that the company may have an accurate account of its investors and any transactions they make in order to keep an accurate legger of shareholders. Each proposed transaction involving DeCryptoFis securities will be individually negotiated and implemented between parties and is not facilitated by DeCryptoFis software. The Company recognizes that in the foreseeable future, the Company may be required to list its securities on a registered exchange and utilize registered transfer agents, at which point the Company will take all reasonable steps to remain compliant with all applicable laws., It is possible that the SEC or another regulator would disagree with our position. If so, DeCryptoFi could be forced to register as a transfer agent and comply with applicable law, which could lead to significant costs to DeCryptoFi and could force DeCryptoFi to change or cease its operations. It could also lead to considerable uncertainty as to how we would comply with regulation, which would likely result in a need for a relatively long registration process and could ultimately prove prohibitive to our business model. Any of these developments would decrease the value of the stock sold in this offering.
Registration as Clearing Agency
Also under the Exchange Act, a clearing agency is any person who (a) acts as an intermediary in making payments or deliveries, or both, in connection with transactions in securities; (b) provides facilities for comparison of data respecting the terms of settlement of securities transactions, to reduce the number of settlements of securities transactions, or for the allocation of securities settlement responsibilities; (c) acts as a custodian of securities in connection with a system for the central handling of securities whereby all securities of a particular class or series of any issuer deposited within the system are treated as fungible and may be transferred, loaned, or pledged by bookkeeping entry without physical delivery of securities certificates; or (d) otherwise permits or facilitates the settlement of securities transactions or the hypothecation or lending of securities without physical delivery of securities certificates. A clearing agency does not include any person solely by reason of performing a transfer agent function, specifically transferring record ownership of securities by bookkeeping entry without physical issuance of securities certificates. Clearing agencies are generally required to register with the SEC and comply with applicable regulation. Because DeCryptoFi, will be involved in recording transfers in the stock, they could be viewed as engaging in these types of activities.
We have taken the position that DeCryptoFi is not a clearing agency under the Exchange Act because the types of activities they engage in are not those described in the definition of a clearing agency. To the extent that transfers are recorded by our software, the software is not a person that would be required to register.
It is possible that the SEC or another regulator would disagree with our position. If so, we could be forced to register as a clearing agency and comply with applicable law, which could lead to significant costs to DeCryptoFi and could force DeCryptoFi to change or cease its operations. It could also lead to considerable uncertainty as to how we would comply with regulation, which would likely result in a need for a relatively long registration process and could ultimately prove prohibitive to our business model. Any of these developments would decrease the value of the stock sold in this offering.
Registration as an Exchange or ATS
Rule 240.3b16 of the Exchange Act requires registration for any organization, association, or group of persons who maintain or provide a marketplace or facilities for bringing together purchasers and sellers of securities or for otherwise performing with respect to securities the functions commonly performed by a stock exchange if such organization, association, or group of persons:
1. Brings together the orders for securities of multiple buyers and sellers; and
2. Uses established, non-discretionary methods (whether by providing a trading facility or by setting rules) under which such orders interact with each other, and the buyers and sellers entering such orders agree to the terms of a trade.
Entities that are engaged as exchanges or ATS with respect to securities are subject to federal registration and significant regulatory oversight by the SEC and FINRA. Exchanges and ATSs are generally networks that constitute, maintain, or provide a marketplace or facilities for bringing together the orders of multiple purchasers and multiple sellers of securities. A system brings together orders if it displays trading interests entered on the system to users (e.g., through consolidated quote screens) or receives orders for processing and execution. This does not include systems that have only one seller for each security (e.g., the issuer), even if there are multiple buyers.
We have taken the position that DeCryptoFis platform and its software is not viewed as an exchange or an ATS because neither will bring together anyone by sorting or organizing orders in the Companys securities in a consolidated way or by receiving orders for processing and execution of transactions in the Companys shares. Rather, each proposed transaction involving DeCryptoFis stock will be individually negotiated and implemented without DeCryptoFis involvement. DeCryptoFis software will maintain a list of shareholders to ensure the company knows whom to send shareholder notifications required under the SEC. It is possible that the SEC or another regulator would disagree with our position. If so, we could be forced to register the platform and/or our software as an exchange or ATS and comply with applicable law, which could lead to significant costs to DeCryptoFi and could force it to change or cease its operations. Any of these developments could decrease the value of the securities sold in this offering.
Absence of Registration as a Broker-Dealer; Securities Exchange or ATS:
The purchase and sale of securities is heavily regulated in the United States, both federally and at the state level. At the federal level, the Exchange Act and its related regulation principally govern the way in which the United States securities markets, and its brokers and dealers, operate and are regulated. Generally speaking, unless an exemption thereunder applies ,any person/entity involved in affecting the purchase/sale of securities will be subject to some form of registration with the SEC. Such person/entity may also be further subject to registration with one or more self-regulatory organization (SRO) and/or applicable state level agencies in the states in which they conduct business.
Without limiting the foregoing, any person/entity which qualifies as a broker (as defined in Section 3(a)(4)(A) of the Exchange Act) and/or as a dealer (as defined in Section3(a)(5)(A) of the Exchange Act) must register with the SEC and with the Financial Industry Regulatory Authority (FINRA) as the applicable SRO. Registration as a broker-dealer with the SEC does not carry a fee and can be done with minimal hassle or delay. The related registration with FINRA however can carry a significant fee (upwards of $55,000) and be very arduous and time consuming to complete. Additionally, each state where the person/entity elects to operate may have its own registration requirements/fees, and they can vary significantly from state to state (including in terms of the requirements to obtain such registration and the timeframe to process the same). Moreover, assuming all applicable federal/state/SRO registration is accepted (which is not guaranteed), there are significant ongoing reporting/compliance requirements which must be satisfied in order to maintain such registration as well as the payment of significant related registration renewal fees. For a person/entity doing business in a single or limited number of states, such reporting/compliance requirements and fees are not onerous. However, for any person/entity doing business across multiple states the reporting/compliance costs and fees can be burdensome.
Additionally, unless an exemption thereunder applies, any entity/group of persons which provides and/or maintains a marketplace for bringing together purchasers and sellers of securities, or for otherwise performing functions typical of a securities exchange, must be registered as a national securities exchange with the SEC (pursuant to Section 6 of the Exchange Act) and all other applicable federal and state regulatory agencies. Registration as a national securities exchange is an extremely onerous, costly, and burdensome undertaking which can cost millions of dollars, and take several months/years, to complete (assuming the same is even accepted). Not to mention the time and cost of complying with the costly and onerous ongoing reporting and other requirements. As such there is only a handful of registered exchanges; with the various Nasdaq, NYSE and CBOE entities making up the majority of them. Regulation ATS (17 CFR 242.300, et seq.) provides a means for operating a securities marketplace/trading platform without registering as a national securities exchange (or as an exempt exchange pursuant to Section 5 of the Exchange
Act); otherwise referred to as an alternative trading system (ATS). The process of qualifying as an ATS however can still cost exorbitant fees, although admittedly significantly less than what is required for registration as a national securities exchange. Further, in order to acquire the status of an ATS the subject entity must first be registered as a broker-dealer; meaning they would be subject to all of the federal and state registration/compliance issues discussed above.
It should also be noted that, with respect to the initial and continued registration as a broker-dealer, national securities exchange or ATS, many states will have their own, often unique, administrative processes and fees. As a result, compliance with all applicable state level regulations can often be overly time consuming and costly and may significantly delay or otherwise detrimentally effect the related business operations of the subject person/entity.
The penalties for engaging in the purchase and sale of securities in violation of the Exchange Act and/or other applicable federal or state regulations are severe. The same applies to any failure to satisfy any of the numerous required ongoing reporting/compliance requirements. Without limiting the foregoing, federal statute provides for both civil and criminal penalties in the event of any such failure. Moreover, such penalties would be in addition to any penalties levied by the applicable states in connection with any such failure.
The Company has not registered (and does not intend to register) as a broker-dealer, national securities exchange or ATS; either federally or with any state agency. However, there is a material risk that the Companys core Business will be deemed to require the Company to register as one or more of the foregoing; either federally or in one or more of the states in which the Company conducts its core business. If the Company becomes required to register as a broker-dealer, national securities exchange or ATS, even if only in select jurisdictions, it would incur extensive and unbudgeted registration, compliance and related cost and expenses. Further, while the Company fully intends to comply with all applicable federal and state regulations concerning the required registration as broker-dealer, national securities exchange or ATS (as applicable), there is a material risk that the Company may be found to be operating its core business in violation of one or more of such regulations and the resulting penalties would be severe as noted above. If either of the foregoing were to occur, the viability and/or profitability of the Companys Business would be materially adversely affected, if not outright eliminated, and you would recognize a loss of all, or a substantial part of, your investment in a Security.
3 See 15 U.S. Code 78ff.
In addition, as per the Exchange Act, a broker is a person engaged in the business of effecting transactions in securities for the account of others. We believe that our software does not fit under this definition, and we have updated our disclosure language on page 23 to reflect the basis for this conclusion. Our disclosure now reads, in part: [O]ur software is responsible for recording shareholder information so that DeCryptoFi has an accurate list of current shareholders at any point in time. It does not and is not capable of operate as a broker - buying and selling securities for its own account or on behalf of any customer. It is also not capable of acting as a deal and executing orders on behalf of any client which it has none. As such DeCryptoFi should not be considered a broker-dealer, because we do not buy or sell a security on anyones behalf, we simply operate our software that is responsible for keeping an up-to-date list of security owners on behalf of DeCryptoFi in order for the company to facilitate its regulatory compliance. As such, it is DeCryptoFis view that recording shareholder information does not constitute a broker dealer.
It is possible that the SEC or another regulator would disagree with our position. If so, DeCryptoFi could be forced to register as a broker-dealer and comply with applicable law. This would disrupt our business significantly, perhaps making it prohibitive to operate, and would likely lead to a decrease or complete loss in the value of the Stock.
Reporting Company Considerations
Under Regulation A, we will have limited ongoing reporting obligations to investors relative to the obligations of companies that are reporting companies for purposes of the Exchange Act. The exemption that allows this lighter reporting, however, is in part dependent on the use of a transfer agent with respect to a companys securities. We do not intend to engage a transfer agent with respect to our securities, in part because the types of activities a transfer agent would normally engage in are performed automatically by our software. As a result, as a practical matter, we also do not think we would be able to comply with the transfer agent requirement, and we do not think it applies to or would provide additional investor protections for this offering.
It is possible that a regulator would disagree with this position and, as a result, require us to file the full set of reports required of a reporting company. If so, we would need to spend considerable additional time and effort to provide the required reports. This could have a material adverse effect on our operations, which in turn could affect the value of our Company stock.
Foreign Considerations
We may also subject to a variety of foreign laws and regulations that involve matters central to our business. These could include, for example, regulations related to user privacy such as the General Data Protection Regulation, potential broker-dealer or exchange activities, data protection, and intellectual property, among others. In certain cases, foreign laws may be more restrictive than those in the U.S. Although we believe we are operating in compliance with the laws of jurisdictions in which DeCryptoFi exists, foreign laws and regulations are constantly evolving and can be subject to significant change. In addition, the application and interpretation of these laws and regulations are often uncertain, particularly in the new and rapidly evolving industry in which we operate. As a result, we are involved in face an uncertain regulatory landscape in many foreign jurisdictions, including but not limited to the European Union. Other foreign jurisdictions may also adopt laws, regulations or directives that affect the similar types of securities offerings.
We have adopted policies and procedures designed to comply with the laws that apply to us as we understand them. However, the growth of our business and its expansion outside of the U.S. may increase the potential of violating foreign laws or our own internal policies and procedures. The risk of our Company being found in violation of applicable laws and regulations is further increased by the fact that many of them are open to a variety of interpretations given the absence of formal interpretation by regulatory authorities or the courts.
Any action brought against us by a foreign regulator or in a private action based on foreign law could cause us to incur significant legal expenses and divert our managements attention from the operation of the business. If our operations are found to be in violation of any laws and regulations, we may be subject to penalties associated with the violation, including civil and criminal penalties, damages, and fines; we could be required to refund payments received by us; and we could be required to curtail or cease operations. Any of these consequences could seriously harm our business and financial results. In addition, existing and proposed laws and regulations can be costly to comply with and can delay or impede the development of new products, result in negative publicity, increase operating costs, require significant management time and attention, and subject us to claims or other remedies, including fines or demands that we modify or cease existing business practices.
Any applicable foreign laws, regulations or directives may also conflict with those of the United States. The effect of any future regulatory change is impossible to predict, but any change could be substantial and materially adverse to the adoption and value of the securities and our operations.

CHANNELS FOR DISCLOSURE OF INFORMATION AND PLAN OF DISTRIBUTION
Upon the Commissions qualification, this offering circular shall be an initial offering for 25,000,000 shares of our common stock. We will have the option to sell up to 25,000,000 Additional Shares which are currently authorized but unissued, should all of the Offering Shares be sold in the offering. There is no minimum number of Offering Shares that we must sell in order to conduct a closing in this offering.
The offering price of the Offering Shares was determined by the Company. This determination was done without reference to our book value or asset values or by the application of any customary, established models for valuing companies or securities. Accordingly, the offering price may not be indicative of any amounts you might receive should you seek to sell your shares or should there be a liquidation of our company. In addition, such prices are not necessarily indicative of any prices at which our securities may trade, or any value that might be ascribed to our Company after the completion of the offering.
We may decide to close the offering early or cancel it, in our sole discretion. If we extend the offering, we will provide that information in an amendment to this offering circular. If we close the offering early or cancel it, we may do so without notice to you, although if we cancel the offering all funds that may have been provided by any investors will be promptly returned without interest or deduction.
Investors, the media and others should note that, following the completion of this offering, we intend to announce material information to the public regarding DeCryptoFi through filings with the SEC, DeCryptoFis corporate blog at DeCryptoFi.com/blog, DeCryptoFis mailing list which is available for sign-up at www.Decryptofi.com press releases, public conference calls and webcasts. We also intend to announce information regarding DeCryptoFi and its business, operating results, financial condition, and other matters through our Twitter account, which can be accessed at https://twitter.com/DeCryptoFi.
Investors should monitor our website and the above social media accounts in addition to following its press releases, SEC filings, public conference calls, and webcasts. The social media channels that DeCryptoFi intends to use as a means of disclosing the information described above may be updated from time to time.
This offering circular will be furnished to prospective investors via electronic PDF format before or at the time of all written offers and will be available for viewing and download on the DeCryptoFi website, as well as on the SECs website at www.sec.gov.

PROCEDURES FOR SUBSCRIBING
Shares pursuant to this offering circular will be offered only through DeCryptoFis website at https://www.decryptofi.com and, if the Company chooses so, through management-approved third-party platform partners, which partners will be registered investment advisers or broker-dealers and may, by virtue of their registration status, be deemed to be underwriters. As of the date of this offering circular, we do not have, nor do we intend, to develop relationships with any third-party platform partners.
We are offering our stock for cash through our website www.decryptofi.com where potential investors in the offering will be able to review an electronic version of this offering circular and execute a subscription agreement, attached herein as Exhibit 1.1 in part III of this offering, as of the commencement of this offering. In order to subscribe to purchase DeCryptoFi stock, a prospective investor will be required to electronically complete, sign, and deliver an executed subscription agreement. Once submitted, an investors subscription is irrevocable, except for limited exceptions, such as if the investors subscription is only partially accepted, in which case within 20 days of the investor having been provided notice of this fact.
There is no minimum number of shares of stock that we must sell in order to conduct a closing in this offering. Payment for stock sold through the cash offering will be accepted on a rolling basis during the term of the cash offering.
We may decide to cancel the offering entirely, in our sole discretion. If we cancel the Offering, we may do so without notice to you, although if we cancel the Offering, all funds that may have been provided by any investors will be promptly returned without interest or deduction.
 STATE LAW EXEMPTION AND PURCHASE RESTRICTIONS
Our shares of Common stock are being offered and sold only to qualified purchasers (as defined in Regulation A under the Securities Act). As a Tier 2 offering pursuant to Regulation A under the Securities Act, this Offering is exempt from state law Blue Sky review, subject to meeting certain state filing requirements and complying with certain anti-fraud provisions, to the extent that our Class A shares offered hereby are offered and sold only to qualified purchasers or at a time when our Class A shares are listed on a national securities exchange. Qualified purchasers include: (i) accredited investors under Rule 501(a) of Regulation D and (ii) all other investors so long as their investment in our Class A shares does not represent more than 10% of the greater of their annual income or net worth (for natural persons), or 10% of the greater of annual revenue or net assets at fiscal year-end (for non-natural persons). Accordingly, we reserve the right to reject any investors subscription in whole or in part for any reason, including if we determine in our sole and absolute discretion that such investor is not a qualified purchaser for purposes of Regulation A.
To determine whether a potential investor is an accredited investor for purposes of satisfying one of the tests in the qualified purchaser definition, the investor must be a natural person who has:
1. The individual must have a net worth greater than $1 million, either individually or jointly with the individuals spouse. Except for the special provisions described below, individuals should include all their assets and all of their liabilities in calculating net worth, excluding the value of their primary residence; or
2. persons who had an income of at least $200,000 in each of the two most recent years (or $300,000 together with their spouse) and have a reasonable expectation of reaching the same income level in the current year.
If the investor is not a natural person, different standards apply. See Rule 501 of Regulation D for more details.
For purposes of determining whether a potential investor is a qualified purchaser, annual income and net worth should be calculated as provided in the accredited investor definition under Rule 501 of Regulation D. Net worth in all cases should be calculated excluding the value of an investors home, home furnishings and automobiles.

DILUTION
Dilution refers to the reduction in value, control, or earnings of the shares the investor owns.
IMMEDIATE DILUTION
 An early-stage company typically sells its shares (or grants options over its shares) to its founders and early employees at a very low cash cost, because they are, in effect, putting their sweat equity into the company. When the company seeks cash investments from outside investors, like you, the new investors typically pay a larger sum for their shares than the founders or earlier investors, which means that the cash value of your stake is diluted because each share of the same type is worth the same amount, and you paid more for your shares than earlier investors did for theirs.
The Company acknowledges that the dilution may be substantial under certain market conditions. The Company further acknowledges that its obligations under the Transaction Documents, including without limitation its obligation to issue the Securities (including the Underlying Shares) pursuant to the Transaction Documents, are unconditional and absolute and not subject to any right of set off, counterclaim, delay or reduction, regardless of the effect of any such dilution or any claim that the Company may have against any Purchaser.
The following table summarizes the differences between the total consideration and the weighted-average price per share paid by, on the one hand, officers, directors, promoters and affiliates of DeCryptoFi who have acquired shares prior to the date of this offering circular and, on the other hand, investors participating in this offering, before deducting estimated offering expenses, assuming that the maximum number of shares are sold at the $1.0349 per share price. The table compares the price that new investors are paying for their shares with the effective cash price paid by existing shareholders, giving effect to full conversion of all outstanding stock options. The schedule presents shares and pricing as issued and reflects all transactions since inception, which gives investors a better picture of what they will pay for their investment compared to the companys insiders:

4
Existing Shareholders Before This Offering
Shares Held: 300,000,000
TOTAL CONSIDERATION: $0
TOTAL WEIGHTED AVG PRICE PER SHARE: .000000

Public Sale:
Shares Purchased: 25,000,000
TOTAL CONSIDERATION: $25,872,500
TOTAL WEIGHTED AVG PRICE PER SHARE: $1.0349

Stock Compensation Plan
Shares Purchased: 25,000,000
TOTAL CONSIDERATION: $25,872,500.00
TOTAL WEIGHTED AVG PRICE PER SHARE: $1.0349

Total Investors Participation in this offering
Shares Purchased: 50,000,000
TOTAL CONSIDERATION: $51,745,000.00
TOTAL WEIGHTED AVG PRICE PER SHARE: $1.0349

Shares in Reserve
Shares Held: 150,000,000
TOTAL CONSIDERATION: $155,235,000
TOTAL WEIGHTED AVG PRICE PER SHARE: $1.0349

4 Shares that were issued to any insider were sold prior to the development of DeCryptoFis proprietary software and online platform, thereby materially altering the value of the Company.

FUTURE DILUTION
Another important way of looking at dilution is the dilution that happens due to future actions by the company. The investors stake in a company could be diluted due to the company issuing additional shares, whether as part of a capital-raising event, or issued as compensation to the companys employees or marketing partners. In other words, when the company issues more shares, the percentage of the company that you own will go down, even though the value of the company may go up. You will own a smaller piece of a larger company. This increase in number of shares outstanding could result from a stock offering (such as an initial public offering, another crowdfunding round, a venture capital round, angel investment), employees exercising stock options, or by conversion of certain instruments (i.e., convertible bonds, preferred shares or warrants) into stock.
If the company decides to issue more shares, an investor could experience value dilution, with each share being worth less than before, and control dilution, with the total percentage an investor owns being less than before. There may also be earnings dilution, with a reduction in the amount earned per share (though this typically occurs only if the company offers dividends, and most development stage companies do not pay dividends for some time).
 The type of dilution that hurts early-stage investors most occurs when the company sells more shares in a down round, meaning at a lower valuation than in earlier offerings. An example of how this might occur is as follows (numbers are for illustrative purposes only):
In June 2014, Jane invests $20,000 for shares that represent 2% of a company valued at $1 million.
In December, the company is doing very well and sells $5 million in shares to venture capitalists on a valuation (before the new investment) of $10 million. Jane now owns only 1.3% of the company, but her stake is worth $200,000.
In June 2015, the company has run into serious problems, and in order to stay afloat, it raises $1 million at a valuation of only $2 million (the down round). Jane now owns only 0.89% of the company, and her stake is worth only $26,660.

If you are making an investment expecting to own a certain percentage of the company or expecting each share to hold a certain amount of value, its important to realize how the value of those shares can decrease by actions taken by the company. Dilution can make drastic changes to the value of each share, ownership percentage, voting control, and earnings per share. In some cases, dilution can also completely wipe out the value of investments made by early investors, without any person being at fault. Investors should understand how dilution works and the availability of anti-dilution protection.
DeCryptoFi is committed to zero new share issuance outside of the 500,000,000 shares authorized.

MANAGEMENTS DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
Impact of COVID-19
You should read the following discussion and analysis of our financial condition and results of operations together with our consolidated financial statements and the related notes and other financial information included elsewhere in this offering circular. Some of the information contained in this discussion and analysis, including information with respect to our plans and strategy for our business, includes forward-looking statements that involve risks and uncertainties. You should review the Risk Factors section of this offering circular for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.
In March 2020, the World Health Organization declared the outbreak of a novel coronavirus (COVID-19) as a pandemic, which continues to spread throughout the U.S and other countries. As a result, Company franchisees have temporarily closed some retail locations, reduced or modified store operating hours, adopted a to-go only operating model, or implemented a combination of these actions. These actions have reduced consumer traffic, resulting in a negative impact to Company revenues. While the disruption to our business from the COVID-19 pandemic is currently expected to be temporary, there is a great deal of uncertainty around the severity and duration of the disruption, and also the longer-term effects on our business and economic growth and consumer demand in the U.S. and worldwide.
The effects of COVID-19 may continue to materially adversely affect our business, results of operations and liquidity, particularly if these effects continue in place for a significant amount of time. As additional information becomes available regarding the potential impact and the duration of the negative financial effects of the current pandemic, the Company may determine that an impairment adjustment to the recorded value of trademarks, goodwill and other intangible assets may be necessary. Effects of COVID-19 on Liquidity and Operations
While the Company expects COVID-19 to negatively impact its business, results of operations and financial position, the full financial impact cannot be reasonably estimated at this time. The Company currently believes that its working capital combined with our disciplined management of the Company operating expenses, will be sufficient to meet our current liquidity needs. However, COVID-19 pandemic events will continue to evolve over time and the negative effects on the operations of our franchisees could prove to be worse than we currently estimate.

Business Overview and Outlook
Decentralized Crypto Financial Inc. uses its proprietary online platform to assist small and medium sized companies in determining the best approach to raising capital. The Company will utilize proprietary software and its online platform to further assist with automating the navigation of public and private offerings, as well as the applicable regulatory and compliance components for the Companys prospective clients.
We do not anticipate any change to our operations if 25%, 50%, 75% or 100% of our offering is sold. The Company believes that it has the necessary foundation and key components to fully maintain its operations until 100% of the offering is sold. Further, the proceeds from the initial offering will satisfy the Companys cash requirements and as such, there will be no need to raise additional funds within the first six (6) months that the Offering becomes qualified.
Trends and Key Factors Affecting Our Performance
Investment in Long-Term Growth
The core elements of the Companys growth strategy include acquiring new customers, broadening distribution capabilities, enhancing data and online platform functionality, and expanding product offerings. The Company plans to continue to invest significant resources to accomplish these goals, and the Company anticipates that its operating expenses will continue to increase for the foreseeable future, particularly sales and marketing and technology expenses. These investments are intended to contribute to long-term growth, but they may affect near-term profitability.
Originations
The Companys future growth will continue to depend, in part, on attracting additional investors as well as additional companies wanting to utilize our online platform. The Company plans to increase its sales and marketing spending and seek to attract these investors and companies. We expect to rely on strategic partners, affinity networks, social media, and conference and speaking events for investor growth. The Company expects there to be a consistent need of undercapitalized companies seeking capital raising alternatives. The extent to which the Company can satisfy this ongoing demand will be an important factor in its continued revenue growth.
Use of GAAP Financial Measures
DeCryptoFis managements discussion and analysis of DeCryptoFis financial condition and results of operations is based on its financial statements, which have been prepared in accordance with United States generally accepted accounting principles, or U.S. GAAP. The preparation of these financial statements requires DeCryptoFi to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements, as well as the reported revenue generated, and expenses incurred during the reporting periods. DeCryptoFis estimates are based on its comparable and on various other factors that DeCryptoFi believes are reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions. Due to the fact that DeCryptoFi was not formed until August 2020 DeCryptoFi believes that the accounting policies discussed may be of little use to understanding DeCryptoFi historical and future performance, as these policies relate to the more significant areas involving managements judgments and estimates.
When we prepare our consolidated financial statements in conformity with GAAP, we must make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities, and the reported amounts of revenue and expenses during each reporting period. Our estimates may include those related to revenue recognition, accounts receivable allowances, intangible assets, share-based compensation expense, income taxes and programming costs. Actual results included in this offering circular, and in future financial results, could differ from the original estimates.
Under ASC 606, an entity recognizes revenue when its customer obtains control of promised goods or services, in an amount that reflects the consideration which the entity expects to receive in exchange for those goods or services. To determine revenue recognition for arrangements that DeCryptoFi determines are within the scope of ASC 606, the following five steps are performed:
1. Identify the contract(s) with a customer.
2. Identify the performance obligations in the contract.
3. Determine the transaction price.
4. Allocate the transaction price to the performance obligations in the contract; and
5. Recognize revenue when (or as) DeCryptoFi satisfies a performance obligation

DIRECTORS, EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES
As of January 26 2023, the Company has one executive officer, CEO Nick Scherling. Mr. Scherling is not represented by a labor union or covered under a collective bargaining agreement.

NAME: Nicholas Scherling
Position: CEO
AGE: 40
Term of Office: August 2020 - Present

*Nicholas Scherling. Mr. Scherling has more than 20 years of technology expertise at senior levels serving in the Intelligence Community, DoD, and industry. Mr. Scherling served in leadership and technical roles in TENICA, Several Fortune 500 Companies, and the Air National Guard. Although DeCryptoFi is a newly organized C-Corp, Mr. Scherling has been developing the systematic and automated technology for a substantial period of time prior to officially having his company qualified by the Commission.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS
Summary compensation table
The following table summarizes the compensation of the highest paid person, the CEO, during the period ended September 30, 2022.
Table remains current to January 26, 2023.

Name: Nicholas Scherling
Capacity in which compensation was received: CEO
Cash Compensation ($): 0
Other Compensation ($): 0
Total Compensation ($): 0


5 Mr. Nicholas Scherling is currently the CEO and chairman of DeCryptoFi. As mentioned, DeCryptoFi was not officially organized until August 2020. As such, there has been zero compensation awarded to any individuals as it relates to DeCryptoFis business.

Authorized Shares. A total of 150,000,000 shares of our corporate common stock are reserved for issuance as the Company sees fit as described in pervious sections. Upon qualification, if the Company determines that issuing these shares will neither benefit its shareholders nor increase the value of the Company, then the Company may determine that such shares shall be available for future grant or sale. As the Company continues grow and better understand its strengths and weaknesses, the Company may decide to adopt a formalized incentive plan, which will then outline the specifications that must be met. Currently, there is no such plan in place, nor is there any intention to memorialize any such plan.
Stock Options. Upon qualification, the Company may determine, at a later date, that it wishes to compensate its employees in the form of stock options. While no such plan is currently in place, if the Company does decide to implement a stock option plan, certain guidelines must be followed: The term of an incentives stock option may not exceed 10 years; the stock option strike price shall be equal to its fair market value of the Companys stock on the day the option is granted except that with respect to incentive stock options granted to any participant who owns more than 10% of the voting power of outstanding stock, the exercise price must generally equal at least 110% of the fair market value on the grant date and the term must not exceed five years. The Company will determine the methods of payment of the exercise price of an option, which may include cash, shares, or other property acceptable to the Company, as well as other types of consideration permitted by applicable law. After the termination of service of an employee, director, or consultant, he or she may exercise his or her option for the period of time stated in his or her option agreement. Unless otherwise provided for by the Company, if termination is due to death or disability, the option will remain exercisable for 12 months and in all other cases, the option will generally remain exercisable for three months following the termination of service. These are simply guidelines, and the Company may amend some or all of these guidelines if the company introduces an incentivized stock option plan.
Code of Ethics. Effective upon consummation of this offering, we will adopt a code of ethics that applies to all of our respective executive officers, directors, and employees. The code of ethics will codify the business and ethical principles that govern all aspects of our business. Code of Ethics. Effective upon consummation of this offering, we will adopt a code of ethics that applies to all of our respective executive officers, directors, and employees. The code of ethics will codify the business and ethical principles that govern all aspects of our business.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITYHOLDERS
The following table sets forth information regarding the beneficial ownership of our shares of our common stock as of the date of this offering circular. Since DeCryptoFi will only be offering only one class of stock, and since our insider is subject to a predetermined lock-up period, there is no need to adjust to reflect the sale of all of the Shares offered by this preliminary offering circular (assuming none of the individuals listed purchase shares in this offering), by:
1. each person known by us to be the beneficial owner of more than 5% of our outstanding shares
2. each of our executive officers and directors; and
3. all our executive officers and directors as a group
Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares beneficially owned by them. Additionally, except as otherwise indicated, beneficial ownership reflected in the table has been determined in accordance with Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended.


Shares Beneficially Owned Prior to Offering

Beneficial Owner: Nicholas Scherling
Shares: 300M
%: 100%
% Of total Voting Prior to Offering: 100

Shares of Beneficially Owned After Offering
Beneficial Owner: Nicholas Scherling
Shares: 300M
%: 60%
% Of total Voting Prior to Offering: 60%


Unless otherwise indicated, the business address of the individual is 4795 Meadow Wood Lane #200 Chantilly, Virginia 20151

SHARES ELIGIBLE FOR FUTURE SALE

Rule 144
A person who has beneficially owned restricted shares of common stock, for at least six months would be entitled to sell their securities provided that (i) such person is not deemed to have been an affiliate of the subject company at the time of, or at any time during the three months preceding, a sale and (ii) the subject company is subject to the Exchange Act periodic reporting requirements for at least three months before the sale. Persons who have beneficially owned restricted shares of common stock for at least six months but who are an affiliate of the subject company at the time of, or any time during the three months preceding, a sale, would be subject to additional restrictions under which such person would be entitled to sell within any three-month period a number of shares that does not exceed the greater of either of the following:
1. 1% of the number of shares of our common stock then outstanding, and
2. if our common stock is listed on a national securities exchange, the average weekly trading volume of the shares of common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.
Sales under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about the subject company.




















FINANCIAL INFORMATION SECTION
Decentralized Crypto Financial Inc.



Consolidated Financial Statement for year ending December 31st, 2020.

INDEX TO FINANCIAL STATEMENTS
For the year Ending December 31, 2020.

										   Page
Independent Auditors Report							38
Consolidated Balance Sheets as of December 31, 2020	    		39
Consolidated Statements of Operations for the year
Ending December 31, 2020							39
Consolidated Statements of Changes in Stockholders'
Equity/Members Deficiency for the year Ending
December 31, 2020									40
Consolidated Statements of Cash Flows for the year
Ending December 31, 2020							41









INDEPENDENT AUDITORS REPORT

Board of Directors
Decentralized Crypto Financial Inc.
Chantilly, Virginia

We have audited the accompanying consolidated financial statements of Decentralized Crypto Financial Inc., which comprise the balance sheets as of December 31, 2020 and the related consolidated statements of income, changes in equity, and cash flows for the year then ended, and the related notes to the consolidated financial statements.

MANAGEMENTS RESPONSIBILITY FOR THE FINANCIAL STATEMENTS
Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

AUDITORS RESPONSIBILITY
Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.
An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditors judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entitys preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entitys internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.
We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.
OPINION
In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Decentralized Crypto Financial Inc. as of December 31, 2020, and the results of their operations and their cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

-Chesapeake Financial Corp
Centreville, VA
January 15, 2021




DECENTRALIZED CRYPTO FINANCIAL INC.
BALANCE SHEETS
For the year ending December 31, 2020


ASSETS					          	 		2020
Current assets
      Cash and cash equivalents			$		0
      Accounts receivable						0
      Prepaid expenses							0
      Total current assets						0

Property and equipment, net						0

Other assets
      Goodwill, net							0
      Investments in equity securities				30,000
      Deposits								0
      Total assets							30,000


LIABILITIES and MEMBERs EQUITY
   							    			2020

Current liabilities:
Line of credit						$		0
Accounts payable and accrued expenses				0
Accrued payroll and related liabilities				0
Notes payable, current portion					0
Deferred rent and other current liabilities			0
Deferred compensation liability					0
Total current liabilities						0

Notes payable, less current portion				0
Total liabilities								0

Member's equity						$		30,000
Total liabilities and member's equity		$	    	30,000











DECENTRALIZED CRYPTO FINANCIAL INC.
STATEMENTS OF OPERATIONS
For the year ending December 31, 2020
       									2020
Revenue							$		0
			Total Revenue					0

Direct cost of revenue							0
Gross profit								0
Indirect costs of revenue Costs not allocable			0
Operating Income								0

Other income (expense)
Other expense								0
Interest expense								0
Other income								0
Total other income							0
Other income								0
	Net Income								0

Basic Earnings Per Share				$		0
Diluted Earnings Per Share				$		0

See accompanying notes.
DECENTRALIZED CRYPTO FINANCIAL INC.
STATEMENTS OF STOCKHOLDERS EQUITY
For the year ending December 31, 2020




Members Equity

Balance, December 31, 2020


						Common Stock Shares		Amount
Balance as of December 31, 2020     	300,000,000			$ 30,000
Stock-based compensation			   N/A			   N/A
Shares issued upon vesting of
restricted stock awards			   N/A			   N/A
Exercise of stock options			   N/A			   N/A


Year ending December 31, 2020










See accompanying notes.
DECENTRALIZED CRYPTO FINANCIAL INC.
STATEMENTS OF CASH FLOWS
For the year ending December 31, 2020

       								2020
Cash flows from operating activities:
Net income							$		0
Adjustments to reconcile net income to net cash
(used in) provided by
operating activities:							0
      Depreciation and amortization				0
      Amortization of goodwill					0
      Loss on disposal of assets					0
      Gain on investments						0
      Deferred rent and other current liabilities		0
      Change in:								0
      Accounts receivable						0
      Prepaid expenses							0
      Deposits								0
      Accounts payable and accrued expenses			0
      Accrued payroll and related liabilities			0
      Deferred compensation liability				0
      Net cash provided by (used in) operating
      activities								0

Cash flows from investing activities:
      Purchase of life insurance policies			0
      Proceeds from sale of property and equipment		0
      Purchase of property and equipment			0
      Net cash used in investing activities			0

Cash flows from financing activities:
      Net borrowings on (repayments on) line of credit	0
      Repayments on notes payable					0
      Contributions from member					0
      Distributions to member					0
      Net cash provided by (used in)
      financing activities						0

Net change in cash and cash equivalents				0
Cash and cash equivalents, beginning of year			0
      Cash and cash equivalents, end of year			0

































THIS PAGE LEFT INTENTIONALLY BLANK































DECENTRALIZED CRYPTO FINANCIAL INC.

Consolidated Financial Statement for year ending December 31st, 2021.

INDEX TO FINANCIAL STATEMENTS
For the year Ending December 31, 2021.

										   Page
Independent Auditors Report							44
Consolidated Balance Sheets as of December 31, 2021	    		44
Consolidated Statements of Operations for the year
Ending December 31, 2021							45
Consolidated Statements of Changes in Stockholders'
Equity/Members Deficiency for the year Ending
December 31, 2021									46
Consolidated Statements of Cash Flows for the year
Ending December 31, 2021							46









INDEPENDENT AUDITORS REPORT

Board of Directors
Decentralized Crypto Financial Inc.
Chantilly, Virginia

We have audited the accompanying consolidated financial statements of Decentralized Crypto Financial Inc., which comprise the balance sheets as of December 31, 2021 and the related consolidated statements of income, changes in equity, and cash flows for the year then ended, and the related notes to the consolidated financial statements.

MANAGEMENTS RESPONSIBILITY FOR THE FINANCIAL STATEMENTS
Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

AUDITORS RESPONSIBILITY
Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.
An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditors judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entitys preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entitys internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.
We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.
OPINION
In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Decentralized Crypto Financial Inc. as of December 31, 2021, and the results of their operations and their cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

-Chesapeake Financial Corp
Centreville, VA
January 15, 2022




DECENTRALIZED CRYPTO FINANCIAL INC.
BALANCE SHEETS
For the year ending December 31, 2021


ASSETS					          	 		2021
Current assets
      Cash and cash equivalents			$		0
      Accounts receivable						0
      Prepaid expenses							0
      Total current assets						0

Property and equipment, net						0

Other assets
      Goodwill, net							0
      Investments in equity securities				30,000
      Deposits								0
      Total assets							30,000


LIABILITIES and MEMBERs EQUITY
   							    			2021

Current liabilities:
Line of credit						$		0
Accounts payable and accrued expenses				0
Accrued payroll and related liabilities				0
Notes payable, current portion					0
Deferred rent and other current liabilities			0
Deferred compensation liability					0
Total current liabilities						0

Notes payable, less current portion				0
Total liabilities								0

Member's equity						$		30,000
Total liabilities and member's equity		$	    	30,000











DECENTRALIZED CRYPTO FINANCIAL INC.
STATEMENTS OF OPERATIONS
For the year ending December 31, 2021
       									2021
Revenue							$		0
			Total Revenue					0

Direct cost of revenue							0
Gross profit								0
Indirect costs of revenue Costs not allocable			0
Operating Income								0

Other income (expense)
Other expense								0
Interest expense								0
Other income								0
Total other income							0
Other income								0
	Net Income								0

Basic Earnings Per Share				$		0
Diluted Earnings Per Share				$		0

See accompanying notes.
DECENTRALIZED CRYPTO FINANCIAL INC.
STATEMENTS OF STOCKHOLDERS EQUITY
For the year ending December 31, 2021




Members Equity

Balance, December 31, 2021


						Common Stock Shares		Amount
Balance as of December 31, 2021     	300,000,000			$ 30,000
Stock-based compensation			   N/A			   N/A
Shares issued upon vesting of
restricted stock awards			   N/A			   N/A
Exercise of stock options			   N/A			   N/A


Year ending December 31, 2021










See accompanying notes.
DECENTRALIZED CRYPTO FINANCIAL INC.
STATEMENTS OF CASH FLOWS
For the year ending December 31, 2021

       								2021
Cash flows from operating activities:
Net income							$		0
Adjustments to reconcile net income to net cash
(used in) provided by
operating activities:							0
      Depreciation and amortization				0
      Amortization of goodwill					0
      Loss on disposal of assets					0
      Gain on investments						0
      Deferred rent and other current liabilities		0
      Change in:								0
      Accounts receivable						0
      Prepaid expenses							0
      Deposits								0
      Accounts payable and accrued expenses			0
      Accrued payroll and related liabilities			0
      Deferred compensation liability				0
      Net cash provided by (used in) operating
      activities								0

Cash flows from investing activities:
      Purchase of life insurance policies			0
      Proceeds from sale of property and equipment		0
      Purchase of property and equipment			0
      Net cash used in investing activities			0

Cash flows from financing activities:
      Net borrowings on (repayments on) line of credit	0
      Repayments on notes payable					0
      Contributions from member					0
      Distributions to member					0
      Net cash provided by (used in)
      financing activities						0

Net change in cash and cash equivalents				0
Cash and cash equivalents, beginning of year			0
      Cash and cash equivalents, end of year			0

























































THIS PAGE LEFT INTENTIONALLY BLANK































DECENTRALIZED CRYPTO FINANCIAL INC.

Consolidated Financial Statement for Period Ending September 30, 2022.

INDEX TO FINANCIAL STATEMENTS
For the period Ending September 30, 2022.

										   Page
Independent Auditors Report							49
Consolidated Balance Sheets as of September 30, 2022    		50
Consolidated Statements of Operations for the period
Ending September 30, 2022							51
Consolidated Statements of Changes in Stockholders'
Equity/Members Deficiency for the period Ending
September 30, 2022								52
Consolidated Statements of Cash Flows for the period
Ending September 30, 2022							52









INDEPENDENT AUDITORS REPORT

Board of Directors
Decentralized Crypto Financial Inc.
Chantilly, Virginia

We have audited the accompanying consolidated financial statements of Decentralized Crypto Financial Inc., which comprise the balance sheets as of September 30, 2022 and the related consolidated statements of income, changes in equity, and cash flows for the period then ended, and the related notes to the consolidated financial statements.

MANAGEMENTS RESPONSIBILITY FOR THE FINANCIAL STATEMENTS
Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

AUDITORS RESPONSIBILITY
Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.
An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditors judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entitys preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entitys internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.
We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.
OPINION
In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Decentralized Crypto Financial Inc. as of September 30, 2022, and the results of their operations and their cash flows for the period then ended in accordance with accounting principles generally accepted in the United States of America.

-Chesapeake Financial Corp
Centreville, VA
December 16, 2022




DECENTRALIZED CRYPTO FINANCIAL INC.
BALANCE SHEETS
For the period ending September 30, 2022


ASSETS					          	 		2022
Current assets
      Cash and cash equivalents			$		0
      Accounts receivable						0
      Prepaid expenses							0
      Total current assets						0

Property and equipment, net						0

Other assets
      Goodwill, net							0
      Investments in equity securities				30,000
      Deposits								0
      Total assets							30,000


LIABILITIES and MEMBERs EQUITY
   							    			2022

Current liabilities:
Line of credit						$		0
Accounts payable and accrued expenses				0
Accrued payroll and related liabilities				0
Notes payable, current portion					0
Deferred rent and other current liabilities			0
Deferred compensation liability					0
Total current liabilities						0

Notes payable, less current portion				0
Total liabilities								0

Member's equity						$		30,000
Total liabilities and member's equity		$	    	30,000











DECENTRALIZED CRYPTO FINANCIAL INC.
STATEMENTS OF OPERATIONS
For the period ending September 30, 2022
       									2022
Revenue							$		0
			Total Revenue					0

Direct cost of revenue							0
Gross profit								0
Indirect costs of revenue Costs not allocable			0
Operating Income								0

Other income (expense)
Other expense								0
Interest expense								0
Other income								0
Total other income							0
Other income								0
	Net Income								0

Basic Earnings Per Share				$		0
Diluted Earnings Per Share				$		0

See accompanying notes.
DECENTRALIZED CRYPTO FINANCIAL INC.
STATEMENTS OF STOCKHOLDERS EQUITY
For the period ending September 30, 2022




Members Equity

Balance, September 30, 2022


						Common Stock Shares		Amount
Balance as of September 30, 2022     	300,000,000			$ 30,000
Stock-based compensation			   N/A			   N/A
Shares issued upon vesting of
restricted stock awards			   N/A			   N/A
Exercise of stock options			   N/A			   N/A


Period ending September 30, 2022










See accompanying notes.
DECENTRALIZED CRYPTO FINANCIAL INC.
STATEMENTS OF CASH FLOWS
For the period ending September 30, 2022

       								2022
Cash flows from operating activities:
Net income							$		0
Adjustments to reconcile net income to net cash
(used in) provided by
operating activities:							0
      Depreciation and amortization				0
      Amortization of goodwill					0
      Loss on disposal of assets					0
      Gain on investments						0
      Deferred rent and other current liabilities		0
      Change in:								0
      Accounts receivable						0
      Prepaid expenses							0
      Deposits								0
      Accounts payable and accrued expenses			0
      Accrued payroll and related liabilities			0
      Deferred compensation liability				0
      Net cash provided by (used in) operating
      activities								0

Cash flows from investing activities:
      Purchase of life insurance policies			0
      Proceeds from sale of property and equipment		0
      Purchase of property and equipment			0
      Net cash used in investing activities			0

Cash flows from financing activities:
      Net borrowings on (repayments on) line of credit	0
      Repayments on notes payable					0
      Contributions from member					0
      Distributions to member					0
      Net cash provided by (used in)
      financing activities						0

Net change in cash and cash equivalents				0
Cash and cash equivalents, beginning of year			0
      Cash and cash equivalents, end of period		0









DECENTRALIZED CRYPTO FINANCIAL INC.
NOTES TO FINANCIAL STATEMENT
Notes to Consolidated Financial Statements

      The accompanying notes are an integral part of this consolidated financial statement.

      ORGANIZATION AND NATURE OF BUSINESS
We are an early-stage financial technology company that has created a proprietary software that will allow small and mid-sized companies to fully understand the complexities surrounding initial public offerings and private placement offerings. Our software is geared towards companies that seek alternatives to the issuance of bank loans in order to raise capital. Our company allows for the automation of various Self-Regulatory Organizations (SRO) initial and ongoing regulatory reporting and filings, and assists companies that lack the relevant expertise and/or personnel to be fully compliant with investor disclosure obligations, privacy notifications, Anti-Money laundering regulations, etc. Our proprietary software also has the capability to track various asset classes and automate investor documentation, such as proxy statements, dividend payments, and GDPR notifications.

      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION
The accounting policies of the Company are in accordance with accounting principles generally accepted in the United States of America applied on a basis consistent with that of the preceding years. Outlined below are those policies considered particularly significant.

ESTIMATES
The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates and may have impact on future periods.

STOCKHOLDERS EQUITY
Equity Structure
The Company is authorized to issue 500,000,000 shares of common stock, par value $.0001 (Common Stock). As of January 26, 2023, the Company has 300,000,000 shares of Common Stock outstanding. A general description of these securities is as follows:

Common Stock
Holders of Common Stock are entitled to one vote per share.
For the quarter ending December 26, 2020, the authorized capital of the Company consists of common stock of 500,000,000 shares with 300,000,000 shares issued and outstanding with a $0.0001 par value.

Preferred Stock
The company is not issuing any preferred stocks, warrants, or options with this filing (ASC 505-10). Additionally, there will be no preferred equity-based payments to Non-employees (ASC 505-50).


INCOME TAXES
The Company, with the consent of its stockholders, has elected C corporation status.

EARNINGS PER SHARE (EPS)
The Company adopted calculating basic EPSs (FASB ASC 260) by dividing income available to common stockholders by the weighted average of number of common shares outstanding.

































































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PART III- EXHIBITS

Index to Exhibits. *

        Exhibit No.	Description

      1.1	Subscription Agreement
      1.2	Certificate of Incorporation
      1.3	By-laws of Decentralized Crypto Financial Inc.
      1.4	Legal Opinion of Michael R. Blackburn, Esq. as to the
legality of the securities being qualified
      1.5	Certification of Conversion from a Limited Liability Company to a Corporation
      1.6	Action of Sole Organizer
      1.7	Consent of Chesapeake Financial Corporation
      1.8	Draft offering statement previously submitted pursuant to
Rule 252(d)




*To be filed separately with SEC















SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this Offering Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Chantilly, Virginia, on, January 26, 2023.

Decentralized Crypto Financial Inc.



By    /s/ Nicholas Scherling
Nicholas Scherling
Decentralized Crypto Financial Inc.
Date:   January 26, 2023


The following persons in the capacities and on the dates indicated have signed this Offering Statement.


By    /s/ Nicholas Scherling
Nicholas Scherling
Decentralized Crypto Financial Inc.
Date:   January 26, 2023
2